UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2025

Solid Power, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40284	86-1888095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

486 S. Pierce Avenue, Suite E Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

(303) 219-0720

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLDP	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SLDPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, the Board of Directors of Solid Power, Inc. (together with its affiliates, the “Company”) amended, restated, and continued the Solid Power, Inc. Executive Change in Control and Severance Plan (the “Prior Plan”) previously adopted in August 2021 in the form of two separate plans: (i) the Solid Power, Inc. Severance Benefit Plan (the “Severance Plan”) and (ii) the Solid Power, Inc. Change in Control Severance Plan for Executives (the “Executive CIC Severance Plan” and, together with the Severance Plan, the “Plans”), effective as of October 31, 2025 and November 19, 2025, respectively. The Plans supersede the Prior Plan in its entirety. The Company’s Chief Executive Officer (“CEO”) will participate in the Plans as a Group 1 Participant, and each of the Company’s other executive officers will participate in the Plans as a Group 2 Participant (as such terms are defined in the Plans).

Severance Plan

The Severance Plan generally provides that, in the event of involuntary termination of a Participant’s employment (i) by the Company for a reason other than Cause or (ii) by the Participant for Good Reason (as such terms are defined in the Severance Plan), then the Participant will be entitled to the following payments and benefits:

•	a cash severance payment, equal to (i) 12 months of base salary in the case of the CEO and (ii) nine months of base salary in the case of Group 2 Participants;

•	in the case of the CEO, a pro-rated annual cash bonus for the year of termination, based on actual performance for such year and payable at the same time as annual cash bonuses are paid to actively employed executives; and

•	reimbursement of an amount equal to the employer-paid portion of the applicable monthly premium for continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), for a maximum period of (i) 12 months in the case of the CEO and (ii) nine months in the case of Group 2 Participants.

Participants are not entitled to duplicative severance benefits for the same termination under multiple Company plans or policies (including the Executive CIC Severance Plan), provided that payments under any individual retention agreement will not reduce benefits otherwise payable under the Plans.

Executive CIC Severance Plan

The Executive CIC Severance Plan generally provides that, in the event of involuntary termination of a Participant’s employment within a period beginning three months prior to and ending 12 months following a Change in Control (as defined in the Executive CIC Severance Plan) (such period, the “Change in Control Period”) (i) by the Company for a reason other than Cause or (ii) by the Participant for Good Reason (as such terms are defined in the Executive CIC Severance Plan), then the Participant will be entitled to the following payments and benefits:

•	a cash severance payment, equal to (i) 24 months of base salary in the case of the CEO and (ii) 12 months of base salary in the case of Group 2 Participants;

•	a lump sum payment, equal to (i) 1.5x the amount of annual cash bonus in the case of the CEO and (ii) the amount of annual cash bonus in the case of Group 2 Participants, in each case paid or payable for the calendar year immediately prior to the calendar year in which the Change in Control occurs;

•	reimbursement of an amount equal to the employer-paid portion of the applicable monthly premium for continued health coverage under COBRA for a maximum period of (i) 24 months in the case of the CEO and (ii) 12 months in the case of Group 2 Participants; and

•	100% accelerated vesting of all outstanding equity awards, with all performance goals or other vesting criteria deemed to be achieved at target levels for the relevant performance period(s) with respect to performance-based equity awards.

General Provisions of the Plans

Receipt of the payments and benefits provided for under the Plans is conditioned on the Participant signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the Participant’s qualifying involuntary termination of employment, as well as continued compliance with the invention assignment and confidentiality agreement applicable to the Participant. Receipt of payments and benefits under the Executive CIC Severance Plan also requires execution of a restrictive covenant agreement containing customary non-competition, non-solicitation, and non-disparagement provisions and continued compliance therewith.

In addition, if any of the payments or benefits provided for under the Executive CIC Severance Plan or otherwise payable to a Participant would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and could be subject to the related excise tax, the Participant will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the Participant. The Plans do not require the Company to provide any tax gross-up payments to the Participants.

Payments and benefits payable under the Plans that constitute non-qualified deferred compensation subject to Section 409A of the Code will not be paid until the first payroll date to occur following the 6-month anniversary of the Participant’s termination date.

The foregoing descriptions of the Severance Plan and the Executive CIC Severance Plan are not complete and are qualified in their entirety by reference to the full text of such plans, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Solid Power, Inc. Severance Benefit Plan.
10.2#	Solid Power, Inc. Change in Control Severance Plan for Executives.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#             Indicates a management or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 21, 2025

SOLID POWER, INC.

By:	/s/ Linda Heller
Name: Linda Heller
Title: Chief Financial Officer, Treasurer, and Secretary